Exhibit 5.1
May 25, 2006
Comstock Homebuilding Companies, Inc.
11465 Sunset Hills Road
Suite 510
Reston, Virginia 20190
Ladies and Gentlemen:
     We have acted as counsel to Comstock Homebuilding Companies, Inc., a Delaware corporation (the “Company”), in connection with the proposed resale of up to of 2,757,364 shares of the Company’s Class A common stock, par value $.01 per share (the “Common Stock”), of which 2,121,048 shares are presently outstanding (the “Outstanding Shares”) and 636,316 shares are issuable upon exercise of outstanding warrants (the “Warrant Shares”), pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on May 25, 2006 (the “Registration Statement”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to validity of the Outstanding Shares and the Warrant Shares.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of the officers of the Company and others as to factual matters without having independently verified such factual matters.
     Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that,
     (i) the Outstanding Shares have been duly authorized, validly issued, fully paid and non-assessable; and
     (ii) the Warrant Shares have been duly authorized, and when issued upon the exercise of the warrants, in accordance with the terms of the warrants, including payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to applicable provisions of federal securities laws.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of Common Stock” in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP